SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 1, 2012
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(Date of Report)

ALANCO TECHNOLOGIES, INC.
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(Exact name of Registrant as specified in its charter)

0-9437
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(Commission File No.)

ARIZONA                        86-0220694
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(State or other jurisdiction)    (IRS Employer Identification No.)

7950 E. ACOMA DRIVE, SUITE 111, SCOTTSDALE, ARIZONA  85260
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(Address of Principal Executive Office)       (Zip Code)

(480) 607-1010
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(  ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(  ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

In April 2012, Alanco Technologies, Inc. (“Company”) purchased 300,000 shares of Series A Convertible Preferred Stock (“Preferred Shares”) issued by Symbius Financial, Inc. (“Symbius”) the developer and provider of PayEarly loan products.  PayEarly is a payroll loan product offered primarily through payroll provider partners using PayEarly’s unique software, seamlessly incorporated within the payroll provider’s payroll software platforms to process the loans.

The Series A Convertible Preferred Shares acquired were convertible into 300,000 shares of Symbius Common Stock, or an approximate 24% ownership.  Under terms of the transaction Alanco paid $150,000 for the Series A Convertible Preferred Shares at closing and agreed to provide a secured credit line ($100,000 available at Closing) in the form of a term loan that, upon Symbius achieving certain financial objectives, can reach a maximum of $250,000.  The term loan is secured by all assets of Symbius, bears interest at 7 ½% and is repayable over a period of up to 17 months with payments commencing January 1, 2013.  In addition, Alanco obtained options, exercisable for 12 months from date of close, from major Symbius founders to acquire up to 250,000 Symbius common shares currently outstanding at $1.50 per share and Symbius warrants, effective for a period of 24 months from date of close, whereby Alanco can acquire up to 250,000 newly issued shares of common stock at a price of $1.50 per share.  Finally, the parties agreed that Alanco would have the right to acquire from shareholders through December 31, 2012 any remaining outstanding Symbius common shares in consideration of Alanco Common Stock at a ratio of 1.5 shares of Alanco for each share of Symbius and at a ratio of 2 shares of Alanco for each share of Symbius from January 1, 2013 to December 31, 2013.  The Company anticipates reporting future operating results of Symbius under the Equity Method.

Effective July 30, 2012, with the approval of Alanco, Symbius repaid the $100,000 balance due under the term loan, plus interest of $2,847, and repurchased, for $250,000, the 300,000 shares of Series A Convertible Preferred Shares and all Symbius warrants held by the Company.  The transaction resulted in a gain, net of related legal expense, of approximately $85,000 and terminated the Company’s investment in Symbius.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Alanco Technologies, Inc.

                                                 By:   /s/ John A. Carlson
                                                         Name:  John A. Carlson
                                                     Title:  Director, Executive VP and CFO

Date: August 1, 2012